Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
October 27, 2015	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2015 Results

And Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today announced financial results for the quarter and nine months ended September 30, 2015. The Company reported net income of $6.26 million for the quarter and $18.39 million for the nine months ended September 30, 2015. Net income available to common shareholders totaled $6.26 million, or $0.34 per diluted common share, for the quarter and $18.29 million, or $0.97 per diluted common share, for the nine months ended September 30, 2015. Core earnings totaled $6.24 million for the quarter and $18.35 million for the nine months ended September 30, 2015.

The Company also announced today that the Board of Directors declared a quarterly cash dividend to common shareholders of fourteen cents ($0.14) per common share. The quarterly dividend is payable to common shareholders of record on November 6, 2015, and is expected to be paid on or about November 20, 2015. The current year marks the 30th consecutive year of cash dividends paid to stockholders.

Third Quarter 2015 Highlights –

•	The third quarter of 2015 marks the 3rd consecutive quarter of growth in linked quarter earnings per share.
•	The Company’s non-covered loan portfolio as of September 30, 2015, increased $35.62 million, or 2.28%, compared with June 30, 2015, and increased $33.10 million, or 2.11%, compared with December 31, 2014.
•	The Company repurchased 334,319 common shares during the third quarter, bringing total repurchased shares to 1,018,726 during the first nine months of 2015.
•	The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2015.

Net Interest Income

Net interest income decreased $346 thousand, or 1.57%, to $21.67 million for the third quarter of 2015 compared with the same quarter of 2014. The tax equivalent net interest margin decreased to 4.05% for the third quarter of 2015 compared with 4.06% for the same quarter of 2014. Total interest income decreased $1.40 million, or 5.45%, to $24.35 million for the third quarter of 2015 compared with the same quarter of 2014. The tax equivalent yield on loans increased one basis point to 5.28% while the average loan balance decreased $90.98 million, or 5.15%, to $1.68 billion for the third quarter of 2015 compared with the same quarter of 2014. The decrease in net interest income and the average loan balance is primarily due to loans sold in divestiture activities during the fourth quarter of 2014 and decreases in the covered loan portfolio compared to the third quarter of 2014.

Purchased credit impaired (“PCI”) loan interest accretion totaled $8.77 million for the third quarter of 2015, of which $3.33 million was received in cash, compared to accretion income of $8.72 million for the same quarter of 2014, of which $3.21 million was received in cash. The normalized net interest margin, which excludes non-cash loan interest accretion, was 3.59% for the third quarter of 2015 and 3.75% for same quarter of 2014. The normalized yield on loans was 4.84% for the third quarter of 2015 compared to 4.93% for the same quarter of 2014.

Total interest expense decreased $1.06 million, or 28.29%, to $2.68 million for the third quarter of 2015 compared with the same quarter of 2014. Deposit costs decreased $398 thousand, or 22.33%, to $1.38 million for the third quarter of 2015 compared with the same quarter of 2014, reflecting a 9 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $659 thousand, or 33.73%, to $1.30 million for the third quarter of 2015 compared with the same quarter of 2014 primarily due to Federal Home Loan Bank (“FHLB”) debt prepayments. The average rate paid on interest-bearing liabilities decreased 19 basis points to 0.63% for the third quarter of 2015 compared with the same quarter of 2014. The average balance of interest-bearing liabilities decreased $121.94 million, or 6.75%, to $1.69 billion for the third quarter of 2015 compared with the same quarter of 2014, which included a $63.93 million decrease in average interest-bearing deposits and a $58.02 million decrease in average total borrowings.

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Noninterest Income

Noninterest income decreased $593 thousand, or 7.73%, to $7.07 million for the third quarter of 2015 compared with the same quarter of 2014, which was largely due to a $672 thousand, or 61.31%, increase in the net amortization expense related to the FDIC indemnification asset as a result of continuing better than expected performance in the covered loan portfolio. Wealth management revenues increased $120 thousand, or 17.91%, for the third quarter of 2015 compared with the same quarter of 2014. The Trust and Wealth Management Divisions reported $710 million in combined assets under management as of September 30, 2015. Service charges on deposits and other service charges and fees increased $260 thousand, or 4.76%, to $5.72 million for the third quarter of 2015 compared with the same quarter of 2014. Insurance commissions decreased $45 thousand, or 2.65%, for the third quarter of 2015 compared with the same quarter of 2014. The Company incurred no other-than-temporary impairment charges during the third quarter of 2015 compared to $219 thousand during the same quarter of 2014 related to a non-Agency mortgage-backed security that was sold during the fourth quarter of 2014. The Company realized a $39 thousand net loss on the sale of securities in the third quarter of 2015 compared to a net gain of $320 thousand in the same quarter of 2014. Other operating income decreased $116 thousand, or 13.83%, for the third quarter of 2015 compared with the same quarter of 2014.

Noninterest Expense

Noninterest expense decreased $2.45 million, or 11.41%, to $19.02 million for the third quarter of 2015 compared with the same quarter of 2014, which was largely due to the absence of FHLB debt prepayment fees. The Company incurred fees of $3.05 million related to the prepayment of FHLB convertible advances during the third quarter of 2014. Salaries and employee benefits increased $47 thousand, or 0.47%, to $9.97 million for the third quarter of 2015 compared with the same quarter of 2014. Full-time equivalent employees totaled 677 as of September 30, 2015, a decrease of 14 employees compared with the same period of the prior year. The decrease was primarily due to branch consolidation and divestiture activities offset by the Bank of America branch acquisition that occurred during the fourth quarter of 2014. Occupancy, furniture, and equipment expenses increased $21 thousand, or 0.78%, to $2.70 million for the third quarter of 2015 compared with the same quarter of 2014. Other operating expenses increased $754 thousand, or 15.28%, to $5.69 million for the third quarter of 2015 compared with the same quarter of 2014, which included a $641 thousand increase in the net loss on sales and expenses associated with other real estate owned (“OREO”). The non-GAAP efficiency ratio for the third quarter of 2015 was 60.26% compared to 58.21% for the same quarter of 2014.

Allowance for Loan Losses and Asset Quality

The allowance for loan losses totaled $20.13 million as of September 30, 2015, a decrease of $100 thousand compared to $20.23 million as of December 31, 2014, and a decrease of $1.03 million compared to $21.16 million as of September 30, 2014. As of September 30, 2015, $20.11 million of the allowance was attributed to the non-PCI loan portfolio and $20 thousand was attributed to the PCI loan portfolio. Non-covered loans and OREO are those assets not covered by FDIC loss share agreements. The allowance for loan losses, excluding PCI loans, as a percentage of non-covered loans was 1.26% as of September 30, 2015, compared with 1.29% as of December 31, 2014, and 1.28% as of September 30, 2014. Allowance activity in the third quarter of 2015 included a $381 thousand provision for loan losses compared to a $2.44 million recovery of loan losses for the same quarter of 2014. Activity in the allowance also included a recovery of loan losses recorded through the FDIC indemnification asset of $75 thousand in the third quarter of 2015, a decrease of $35 thousand compared to the recovery in the third quarter of 2014. The Company realized net charge-offs of $437 thousand in the third quarter of 2015, an increase of $234 thousand compared to $203 thousand in the same quarter of 2014. The ratio of annualized net charge-offs to average non-covered loans was 0.11% for the third quarter of 2015, which represents an increase of 6 basis points compared with 0.05% for the third quarter of 2014.

Non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans increased to 1.44% as of September 30, 2015, compared to 1.28% for the same period of the prior year. Non-covered nonaccrual loans totaled $17.10 million as of September 30, 2015, compared to $10.56 million as of December 31, 2014, and $11.48 million as of September 30, 2014. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 1.07%, compared to 0.67% at year-end 2014 and 0.70% for the same period of the prior year. As of September 30, 2015, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.07% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.93%.

As of September 30, 2015, total nonperforming assets, including the covered and non-covered loan portfolios, consisted of $17.10 million in nonaccrual loans, $3 thousand in accruing loans past due 90 days or more, $74 thousand in unseasoned, accruing troubled debt restructurings, and $5.09 million in OREO. In comparison, total nonperforming assets consisted of $12.99 million in nonaccrual loans, $2.73 million in unseasoned, accruing troubled debt restructurings, and $12.96 million in OREO as of December 31, 2014. In addition, total non-covered nonperforming assets increased $1.72 million, or 8.39%, and total covered nonperforming assets decreased $3.86 million, or 44.07%, as of September 30, 2015, compared to December 31, 2014.

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Balance Sheet and Capital

Consolidated assets totaled $2.48 billion as of September 30, 2015, a decrease of $129.82 million, or 4.98%, compared with $2.61 billion as of December 31, 2014. The change in consolidated assets was primarily driven by a $169.76 million, or 86.23%, decrease in federal funds sold as liquidity was used to reduce high cost borrowings and deposits, redeem the Company’s convertible preferred shares and repurchase common stock. As of September 30, 2015, securities available for sale increased $56.10 million and securities held to maturity increased $14.65 million compared to December 31, 2014.

Consolidated liabilities totaled $2.13 billion as of September 30, 2015, a decrease of $123.27 million, or 5.45%, compared with $2.26 billion as of December 31, 2014. The change in consolidated liabilities was driven by a $97.86 million decrease in deposits and a $27.04 million decrease in FHLB and other borrowings. The Company prepaid an additional $25 million of a $50 million FHLB convertible advance with a May 2017 maturity and 4.15% interest rate during the second quarter of 2015. The prepayment resulted in a pre-tax penalty of $1.70 million.

Stockholders’ equity totaled $344.83 million as of September 30, 2015, a decrease of $6.55 million, or 1.86%, compared with $351.37 million as of December 31, 2014. The Company redeemed all outstanding shares of its convertible preferred stock during the first quarter of 2015, resulting in the redemption of 2,367 preferred shares totaling $2.37 million. Additionally, the Company repurchased 1,018,726 common shares at a weighted average cost of $17.13 per share and paid a cash dividend of $0.40 per common share during the first nine months of 2015. Book value per common share increased 4.26% to $18.83 as of September 30, 2015, compared with $18.06 as of December 31, 2014. Tangible book value per common share increased 3.66% to $13.02 as of September 30, 2015, compared with $12.56 as of December 31, 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

The normalized net interest margin and the normalized yield on loans are non-GAAP financial measures that exclude non-cash loan interest accretion related to PCI loans.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 52 banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of September 30, 2015. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $710 million in combined assets as of September 30, 2015. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 11 insurance locations throughout Virginia, West Virginia, and North Carolina as of September 30, 2015. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.48 billion as of September 30, 2015. Additional investor information is available on the Company’s website at www.fcbinc.com.

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This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except share and per share data)	2015	2014	2015	2014
Interest income
Interest and fees on loans held for investment	$22,259	$23,407	$65,999	$69,651
Interest on securities -- taxable	1,062	1,196	3,167	4,830
Interest on securities -- nontaxable	994	1,108	3,013	3,329
Interest on deposits in banks	33	40	246	117
Total interest income	24,348	25,751	72,425	77,927
Interest expense
Interest on deposits	1,384	1,782	4,676	5,505
Interest on short-term borrowings	497	526	1,486	1,511
Interest on long-term borrowings	798	1,428	2,685	4,803
Total interest expense	2,679	3,736	8,847	11,819
Net interest income	21,669	22,015	63,578	66,108
Provision for (recovery of) loan losses	381	(2,439)	1,757	633
Net interest income after provision for loan losses	21,288	24,454	61,821	65,475
Noninterest income
Wealth management income	790	670	2,231	2,396
Service charges on deposit accounts	3,744	3,606	10,154	10,099
Other service charges and fees	1,974	1,852	5,987	5,473
Insurance commissions	1,650	1,695	5,336	5,113
Net impairment losses recognized in earnings	-	(219)	-	(737)
Net (loss) gain on sale of securities	(39)	320	151	306
Net FDIC indemnification asset amortization	(1,768)	(1,096)	(5,179)	(3,166)
Other operating income	723	839	3,367	3,021
Total noninterest income	7,074	7,667	22,047	22,505
Noninterest expense
Salaries and employee benefits	9,971	9,924	29,357	29,872
Occupancy expense of bank premises	1,443	1,469	4,404	4,825
Furniture and equipment	1,259	1,212	3,854	3,611
Amortization of intangible assets	281	179	837	532
FDIC premiums and assessments	377	419	1,181	1,311
FHLB debt prepayment fees	-	3,047	1,702	3,047
Merger, acquisition, and divestiture expense	-	285	86	285
Other operating expense	5,688	4,934	15,667	15,329
Total noninterest expense	19,019	21,469	57,088	58,812
Income before income taxes	9,343	10,652	26,780	29,168
Income tax expense	3,084	3,609	8,388	9,393
Net income	6,259	7,043	18,392	19,775
Dividends on preferred stock	-	228	105	683
Net income available to common shareholders	$6,259	$6,815	$18,287	$19,092

Basic earnings per common share	$0.34	$0.37	$0.98	$1.04
Diluted earnings per common share	0.34	0.36	0.97	1.02
Cash dividends per common share	0.14	0.13	0.40	0.37

Weighted average basic shares outstanding	18,470,348	18,402,764	18,644,679	18,407,173
Weighted average diluted shares outstanding	18,500,975	19,466,126	18,895,909	19,472,136

Return on average assets	1.00%	1.06%	0.96%	0.99%
Return on average common equity	7.18%	8.15%	7.07%	7.86%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except share and per share data)	2015	2015	2015	2014	2014
Interest Income
Interest and fees on loans held for investment	$22,259	$21,826	$21,914	$25,841	$23,407
Interest on securities -- taxable	1,062	1,070	1,035	1,145	1,196
Interest on securities -- nontaxable	994	1,003	1,016	1,021	1,108
Interest on deposits in banks	33	80	133	174	40
Total interest income	24,348	23,979	24,098	28,181	25,751
Interest Expense
Interest on deposits	1,384	1,562	1,730	1,803	1,782
Interest on short-term borrowings	497	499	490	513	526
Interest on long-term borrowings	798	848	1,039	1,155	1,428
Total interest expense	2,679	2,909	3,259	3,471	3,736
Net interest income	21,669	21,070	20,839	24,710	22,015
Provision for (recovery of) loan losses	381	276	1,100	(488)	(2,439)
Net interest income after provision for loan losses	21,288	20,794	19,739	25,198	24,454
Noninterest Income
Wealth management income	790	775	666	634	670
Service charges on deposit accounts	3,744	3,507	2,903	3,729	3,606
Other service charges and fees	1,974	2,005	2,008	2,108	1,852
Insurance commissions	1,650	1,559	2,127	1,442	1,695
Net impairment losses recognized in earnings	-	-	-	-	(219)
Net (loss) gain on sale of securities	(39)	213	(23)	(1,691)	320
Net FDIC indemnification asset amortization	(1,768)	(1,846)	(1,565)	(813)	(1,096)
Net gain on branch divestiture	-	-	-	755	-
Other operating income	723	1,924	720	1,334	839
Total noninterest income	7,074	8,137	6,836	7,498	7,667
Noninterest Expense
Salaries and employee benefits	9,971	9,693	9,693	10,841	9,924
Occupancy expense of bank premises	1,443	1,427	1,534	1,513	1,469
Furniture and equipment	1,259	1,358	1,237	1,341	1,212
Amortization of intangible assets	281	279	277	255	179
FDIC premiums and assessments	377	389	415	361	419
FHLB debt prepayment fees	-	1,702	-	1,961	3,047
Merger, acquisition, and divestiture expense	-	-	86	865	285
Other operating expense	5,688	5,441	4,538	6,913	4,934
Total noninterest expense	19,019	20,289	17,780	24,050	21,469
Income before income taxes	9,343	8,642	8,795	8,646	10,652
Income tax expense	3,084	2,467	2,837	2,931	3,609
Net income	6,259	6,175	5,958	5,715	7,043
Dividends on preferred stock	-	-	105	227	228
Net income available to common shareholders	$6,259	$6,175	$5,853	$5,488	$6,815

Basic earnings per common share	$0.34	$0.33	$0.31	$0.30	$0.37
Diluted earnings per common share	0.34	0.33	0.31	0.29	0.36
Cash dividends per common share	0.14	0.13	0.13	0.13	0.13

Weighted average basic shares outstanding	18,470,348	18,831,742	18,633,574	18,403,959	18,402,764
Weighted average diluted shares outstanding	18,500,975	18,860,119	19,344,443	19,482,000	19,466,126

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except per share data)	2015	2015	2015	2014	2014
Net income, GAAP	$6,259	$6,175	$5,958	$5,715	$7,043
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	-	-	219
Net loss (gain) on sale of securities	39	(213)	23	1,691	(320)
Net gain on branch divestiture	-	-	-	(755)	-
FHLB debt prepayment fees	-	1,702	-	1,961	3,047
Merger, acquisition, and divestiture expense	-	-	86	865	285
Other noncore, nonrecurring items	(75)	(930)	(30)	1,173	-
Total adjustments to core earnings	(36)	559	79	4,935	3,231
Tax effect	(13)	630	29	1,859	1,217
Core earnings, non-GAAP	$6,236	$6,104	$6,008	$8,791	$9,057

Core return on average assets	1.00%	0.96%	0.94%	1.28%	1.41%
Core return on average common equity	7.16%	7.00%	7.09%	10.39%	10.83%
Core return on average tangible common equity	10.34%	10.07%	10.31%	15.50%	16.06%
Core diluted earnings per common share	$0.34	$0.32	$0.31	$0.45	$0.47

	Nine Months Ended
	September 30,
(Amounts in thousands, except per share data)	2015	2014
Net income, GAAP	$18,392	$19,775
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	737
Net gain on sale of securities	(151)	(306)
FHLB debt prepayment fees	1,702	3,047
Merger, acquisition, and divestiture expense	86	285
Other noncore, nonrecurring items	(1,035)	(536)
Total adjustments to core earnings	602	3,227
Tax effect	646	1,215
Core earnings, non-GAAP	$18,348	$21,787

Core return on average assets	0.97%	1.13%
Core return on average common equity	7.09%	8.97%
Core return on average tangible common equity	10.26%	13.45%
Core diluted earnings per common share	$0.97	$1.12

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2015	2015	2015	2014	2014
Noninterest expense, GAAP	$18,600	$20,289	$17,780	$24,050	$21,469
Non-GAAP adjustments:
FHLB debt prepayment fees	-	(1,702)	-	(1,961)	(3,047)
Merger, acquisition, and divestiture expense	-	-	(86)	(865)	(285)
OREO expense and net loss	(1,220)	(416)	(327)	(403)	(580)
Other noncore, nonrecurring items	15	(213)	-	(1,573)	-
Adjusted noninterest expense	17,395	17,958	17,367	19,248	17,557

Net interest income, GAAP	21,669	21,070	20,839	24,710	22,015
Noninterest income, GAAP	6,655	8,137	6,836	7,498	7,667
Non-GAAP adjustments:
Tax equivalency adjustment	565	1,249	588	613	582
Net impairment losses recognized in earnings	-	-	-	-	219
Net loss (gain) on sale of securities	39	(213)	23	1,691	(320)
Net gain on branch divestiture	-	-	-	(755)	-
Other noncore, nonrecurring items	(60)	(1,143)	(30)	(400)	-
Adjusted net interest and noninterest income	28,868	29,100	28,256	33,357	30,163

Non-GAAP efficiency ratio	60.26%	61.71%	61.46%	57.70%	58.21%
GAAP efficiency ratio	65.67%	69.47%	64.25%	74.67%	72.33%

	Nine Months Ended
	September 30,
(Amounts in thousands)	2015	2014
Noninterest expense, GAAP	$56,669	$58,812
Non-GAAP adjustments:
FHLB debt prepayment fees	(1,702)	(3,047)
Merger, acquisition, and divestiture expense	(86)	(1,691)
OREO expense and net loss	(1,963)	(285)
Other noncore, nonrecurring items	(198)	-
Adjusted noninterest expense	52,720	53,789

Net interest income, GAAP	63,578	66,108
Noninterest income, GAAP	21,628	22,505
Non-GAAP adjustments:
Tax equivalency adjustment	2,402	1,943
Net impairment losses recognized in earnings	-	737
Net gain on sale of securities	(151)	(306)
Other noncore, nonrecurring items	(1,233)	(536)
Adjusted net interest and noninterest income	86,224	90,451

Non-GAAP efficiency ratio	61.14%	59.47%
GAAP efficiency ratio	66.51%	66.37%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2015	2015	2015	2014	2014
Cash and due from banks	$33,555	$38,200	$36,222	$39,450	$44,703
Federal funds sold	27,118	53,023	169,422	196,873	55,503
Interest-bearing deposits in banks	1,351	1,379	1,380	1,337	5,716
Total cash and cash equivalents	62,024	92,602	207,024	237,660	105,922
Securities available for sale	382,212	376,191	351,454	326,117	351,693
Securities held to maturity	72,596	72,652	72,897	57,948	31,029
Loans held for sale	523	913	1,174	1,792	1,150
Loans held for investment, net of unearned income:
Covered under loss share agreements	90,203	102,634	112,724	122,240	126,611
Not covered under loss share agreements	1,600,271	1,564,655	1,558,310	1,567,176	1,636,181
Less allowance for loan losses	(20,127)	(20,258)	(20,252)	(20,227)	(21,159)
Loans, net	1,670,870	1,647,944	1,651,956	1,670,981	1,742,783
FDIC indemnification asset	22,049	23,653	26,053	27,900	29,745
Property, plant, and equipment, net	53,442	54,112	54,955	55,844	59,283
Other real estate owned:
Covered under loss share agreements	4,079	5,382	5,834	6,324	7,620
Not covered under loss share agreements	5,088	7,434	7,032	6,638	5,612
Interest receivable	5,910	6,119	6,188	6,315	6,346
Goodwill	100,810	100,810	100,810	100,722	105,657
Intangible assets	5,583	5,865	6,144	6,422	2,334
Other assets	93,453	99,034	95,497	105,065	102,103
Total assets	$2,478,116	$2,491,798	$2,585,844	$2,607,936	$2,550,127

Deposits:
Noninterest-bearing demand	$442,021	$424,438	$433,422	$417,729	$397,523
Interest-bearing demand	343,303	329,583	341,300	353,874	347,589
Savings	526,627	528,003	533,589	525,478	519,902
Time	590,951	638,197	682,878	703,678	667,261
Total deposits	1,902,902	1,920,221	1,991,189	2,000,759	1,932,275
Interest, taxes, and other liabilities	25,356	23,852	24,203	26,062	25,131
Securities sold under agreements to repurchase	124,076	122,158	116,302	121,742	114,439
FHLB borrowings	65,000	65,000	90,000	90,000	115,000
Other borrowings	15,955	15,999	15,999	17,999	16,047
Total liabilities	2,133,289	2,147,230	2,237,693	2,256,562	2,202,892

Preferred stock	-	-	-	15,151	15,151
Common stock	21,382	21,382	21,382	20,500	20,500
Additional paid-in capital	227,621	227,616	227,782	215,873	215,729
Retained earnings	152,046	148,378	144,656	141,206	138,111
Treasury stock, at cost	(52,484)	(46,610)	(41,078)	(35,751)	(35,808)
Accumulated other comprehensive loss	(3,738)	(6,198)	(4,591)	(5,605)	(6,448)
Total stockholders' equity	344,827	344,568	348,151	351,374	347,235
Total liabilities and stockholders' equity	$2,478,116	$2,491,798	$2,585,844	$2,607,936	$2,550,127

Shares outstanding at period-end	18,313,425	18,641,966	18,965,274	18,406,219	18,402,919
Book value per common share at period-end(1)	$18.83	$18.48	$18.36	$18.06	$17.85
Tangible book value per common share at period-end(2)	$13.02	$12.76	$12.72	$12.56	$12.30

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2015	2015	2015	2014	2014
Allowance for Loan Losses
Beginning balance	$20,258	$20,252	$20,227	$21,159	$23,911
Removal of loans transferred	-	-	-	(682)	-
Provision for (recovery of) loan losses charged to operations	381	276	1,100	(488)	(2,439)
(Recovery of) provision for loan losses recorded through the FDIC indemnification asset	(75)	-	46	29	(110)
Charge-offs	(689)	(673)	(1,578)	(1,362)	(1,118)
Recoveries	252	403	457	1,571	915
Net (charge-offs) recoveries	(437)	(270)	(1,121)	209	(203)
Ending balance	$20,127	$20,258	$20,252	$20,227	$21,159

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$17,100	$15,936	$15,387	$10,556	$11,480
Accruing loans past due 90 days or more	3	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	74	-	-	2,726	3,450
Total non-covered nonperforming loans	17,177	15,936	15,387	13,282	14,930
OREO not covered under FDIC loss share agreements	5,088	7,434	7,032	6,638	5,612
Total non-covered nonperforming assets	$22,265	$23,370	$22,419	$19,920	$20,542
Covered nonperforming
Nonaccrual loans	$815	$1,062	$2,780	$2,438	$1,131
Accruing loans past due 90 days or more	-	-	60	-	-
Total covered nonperforming loans	815	1,062	2,840	2,438	1,131
OREO covered under FDIC loss share agreements	4,079	5,382	5,834	6,324	7,620
Total covered nonperforming assets	$4,894	$6,444	$8,674	$8,762	$8,751

Additional Information
Performing TDRs(2)	$13,965	$13,841	$14,025	$11,808	$11,701
Total TDRs(3)	14,039	13,841	14,025	14,534	15,151

Asset Quality Ratios
Non-covered
Nonperforming loans to total loans	1.07%	1.02%	0.99%	0.85%	0.91%
Nonperforming assets to total assets	0.93%	0.98%	0.91%	0.80%	0.85%
Non-PCI allowance to nonperforming loans	117.06%	126.41%	130.88%	151.85%	140.35%
Non-PCI allowance to total loans	1.26%	1.29%	1.29%	1.29%	1.28%
Annualized net charge-offs to average loans	0.11%	0.07%	0.29%	NM	0.05%
Non-covered and covered
Nonperforming loans to total loans	1.06%	1.02%	1.09%	0.93%	0.91%
Nonperforming assets to total assets	1.10%	1.20%	1.20%	1.10%	1.15%
Nonperforming assets to total loans and OREO	1.60%	1.77%	1.85%	1.68%	1.65%
Allowance for loan losses to nonperforming loans	111.87%	119.18%	111.11%	128.67%	131.74%
Allowance for loan losses to total loans	1.19%	1.22%	1.21%	1.20%	1.20%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,675,787	$22,291	5.28%	$1,766,769	$23,460	5.27%
Securities available-for-sale	382,099	2,394	2.49%	376,778	2,811	2.96%
Securities held-to-maturity	72,624	195	1.07%	24,189	73	1.20%
Interest-bearing deposits	48,750	33	0.27%	45,826	40	0.35%
Total earning assets	2,179,260	24,913	4.53%	2,213,562	26,384	4.73%
Other assets	305,331			331,771
Total assets	$2,484,591			$2,545,333

Liabilities
Interest-bearing deposits
Demand deposits	$335,831	$52	0.06%	$349,013	$49	0.06%
Savings deposits	532,445	83	0.06%	521,334	121	0.09%
Time deposits	613,598	1,249	0.81%	675,454	1,612	0.95%
Total interest-bearing deposits	1,481,874	1,384	0.37%	1,545,801	1,782	0.46%
Borrowings
Federal funds purchased	7	-	0.00%	69	-	0.00%
Retail repurchase agreements	72,740	16	0.09%	69,565	23	0.13%
Wholesale repurchase agreements	50,000	473	3.75%	50,000	474	3.76%
FHLB advances and other borrowings	80,985	806	3.95%	142,115	1,457	4.07%
Total borrowings	203,732	1,295	2.52%	261,749	1,954	2.96%
Total interest-bearing liabilities	1,685,606	2,679	0.63%	1,807,550	3,736	0.82%
Noninterest-bearing demand deposits	433,164			371,877
Other liabilities	20,028			18,888
Total liabilities	2,138,798			2,198,315
Stockholders' equity	345,793			347,018
Total liabilities and stockholders' equity	$2,484,591			$2,545,333
Net interest income, FTE		$22,234			$22,648
Net interest rate spread			3.90%			3.91%
Net interest margin			4.05%			4.06%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,675,118	$66,107	5.28%	$1,744,422	$69,818	5.35%
Securities available-for-sale	358,690	7,225	2.69%	434,462	9,808	3.02%
Securities held-to-maturity	70,454	577	1.09%	12,858	127	1.32%
Interest-bearing deposits	125,295	246	0.26%	40,587	117	0.39%
Total earning assets	2,229,557	74,155	4.45%	2,232,329	79,870	4.78%
Other assets	311,825			337,298
Total assets	$2,541,382			$2,569,627

Liabilities
Interest-bearing deposits
Demand deposits	$342,639	$156	0.06%	$363,780	$154	0.06%
Savings deposits	532,641	289	0.07%	525,269	387	0.10%
Time deposits	655,314	4,231	0.86%	695,585	4,964	0.95%
Total interest-bearing deposits	1,530,594	4,676	0.41%	1,584,634	5,505	0.46%
Borrowings
Federal funds purchased	2	-	0.00%	1,192	3	0.34%
Retail repurchase agreements	70,325	53	0.10%	73,669	74	0.13%
Wholesale repurchase agreements	50,000	1,405	3.76%	50,000	1,405	3.76%
FHLB advances and other borrowings	91,305	2,713	3.97%	158,009	4,832	4.09%
Total borrowings	211,632	4,171	2.64%	282,870	6,314	2.98%
Total interest-bearing liabilities	1,742,226	8,847	0.68%	1,867,504	11,819	0.85%
Noninterest-bearing demand deposits	429,661			343,568
Other liabilities	20,472			18,758
Total liabilities	2,192,359			2,229,830
Stockholders' equity	349,023			339,797
Total liabilities and stockholders' equity	$2,541,382			$2,569,627
Net interest income, FTE		$65,308			$68,051
Net interest rate spread			3.77%			3.93%
Net interest margin			3.92%			4.08%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended September 30,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$22,291	5.28%	$23,460	5.27%
Accretion income	2,930		2,813
Less: cash accretion income	903		1,367
Non-cash accretion income	2,027		1,446
Loans, excluding non-cash accretion income	20,264	4.80%	22,014	4.94%
Other earning assets	2,622	2.07%	2,924	2.60%
Total earning assets	22,886	4.17%	24,938	4.47%
Total interest-bearing liabilities	2,679	0.63%	3,736	0.82%
Net interest income, FTE	$20,207		$21,202
Net interest rate spread		3.54%		3.65%
Net interest margin		3.68%		3.80%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

	Nine Months Ended June 30,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$66,107	5.28%	$69,818	5.35%
Accretion income	8,765		8,724
Less: cash accretion income	3,326		3,214
Non-cash accretion income	5,439		5,510
Loans, excluding non-cash accretion income	60,668	4.84%	64,308	4.93%
Other earning assets	8,048	1.94%	10,052	2.75%
Total earning assets	68,716	4.12%	74,360	4.45%
Total interest-bearing liabilities	8,847	0.68%	11,819	0.85%
Net interest income, FTE	$59,869		$62,541
Net interest rate spread		3.44%		3.60%
Net interest margin		3.59%		3.75%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

13